                                                                    EXHIBIT 4.13

                               FIRST AMENDMENT TO
                 DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT
                            AND TO SECURITY AGREEMENT

         This First Amendment (the "Amendment"), dated as of January 31, 2002, is by and among (a) NationsRent, Inc., a Delaware corporation and a debtor and a debtor in possession and its Subsidiaries party thereto, each as a debtor and a debtor in possession (collectively, the "BORROWERS"), (b) the financial institutions referred to in the Credit Agreement defined below as Banks (collectively, the "BANKS"), (c) Fleet National Bank, a national banking association, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT") and First Union National Bank, as syndication agent for the Banks (in such capacity, the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS"). Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement (as hereinafter defined).

         WHEREAS, the Borrowers, the Banks and the Agents are parties to that certain Debtor in Possession Revolving Credit Agreement, dated as of December 18, 2001 (the "CREDIT AGREEMENT"); and

         WHEREAS, the Borrowers and the Administrative Agent are parties to that certain Security Agreement, dated as of December 18, 2001 (the "SECURITY AGREEMENT"); and

         WHEREAS, in connection with the entry of the Final Order the Borrowers and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement and the Security Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SS.1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended by:

         (a) replacing the definition of "Avoidance Actions" with the following new definition of "Avoidance Actions":

                  "AVOIDANCE ACTIONS. Avoidance actions of the Borrowers under Chapter 5 or Section 724(a) of the Bankruptcy Code and proceeds thereof. From and after the entry of the Final Order, the term shall not include an action to avoid a transfer under Section 549 of the Bankruptcy Code if the transfer was of an asset otherwise constituting Collateral or collateral securing the Prepetition Lender Debt."

         (b) inserting the words "the sum of $2,000,000 PLUS" immediately before the words "the greater of" in the first sentence of the definition of "Commitment Reserve", and replacing the word "zero" in the second sentence of the definition of "Commitment Reserve" with the figure "$2,000,000";
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                                      -2-


         (c) inserting the following new sentence at the end of the definition of "Cumulative Cash Flow":

                  "There shall also be deducted from Cumulative Cash Flow for such period the amount of any payments, other than interest, required to be made pursuant to an order of the Bankruptcy Court in the Cases for adequate protection pursuant to the Bankruptcy Code on account of Permitted Prior Liens, or on account of other Liens primed pursuant to the Orders by the Liens securing the Obligations, and made during such period."

         (d) replacing clauses (vii) and (viii) in the definition of "Final Order" with the following new clauses (vii) and (viii):

                  "(vii) provided for the preservation of certain challenges to the Prepetition Lender Debt and the Liens securing the Prepetition Lender Debt but subject to the requirement that any such challenges be commenced (A) by the Creditors' Committee no later than the date which falls on the 120th day following the appointment of the Creditors' Committee (or if such day is not a Business Day, on the next succeeding Business Day), and (B) by any party in interest other than the Creditors' Committee no later than the date which falls on the 75th day following the Filing Date (or if such day is not a Business Day, on the next succeeding Business Day), PROVIDED that even if such 75 day or 120 day period has expired, any party in interest other than the Borrowers may seek to reallocate any payments of interest or fees on Prepetition Lender Debt made after the commencement of the Cases to payments of principal on Prepetition Lender Debt; and

                  (viii) provided that the Collateral and the collateral securing the Prepetition Lender Debt shall not be charged under Section 506(c) of the Bankruptcy Code (other than Permitted 506(c) Charges), and that the Prepetition Administrative Agent's Lien on any proceeds, products or profits of collateral securing the Prepetition Lender Debt at the time of the commencement of the Cases shall not be subject to being cut off based on the "equities of the case" under Section 552(b) of the Bankruptcy Code."

         (e) replacing the definition of "Net Cash Proceeds" with the following new definition of "Net Cash Proceeds":

                  "NET CASH PROCEEDS. (a) With respect to any sale or other disposition of assets of any of the Borrowers, the cash proceeds received by such Borrower from such sale or other disposition, (i) net of all reasonable costs of sale or other disposition and property transfer or sales taxes paid or payable as a result thereof by such Borrower and (ii) net after application of the gross cash proceeds of the disposition to Indebtedness secured by any Liens on such assets in favor of persons other than the Administrative Agent or the Prepetition Administrative Agent, but only to the extent that such other Liens constitute Permitted Prior Liens, and (b) with respect to the incurrence of any Indebtedness, the cash proceeds received from such incurrence, net of all reasonable costs thereof and reasonable fees and all expenses payable in connection therewith by the Borrowers. The term does not include rental payments received by a Borrower on Inventory leased by the Borrower in the ordinary course of its business consistent with past practices."

         (f) adding the following new definition of "Permitted 506(c) Charges" in proper alphabetical order therein:

                  "PERMITTED 506(c) CHARGE. A charge under Section 506(c) of the Bankruptcy Code against the collateral securing the Prepetition Lender Debt under the Prepetition Credit Agreement or any of the other Loan Documents (as defined therein) in the event that any interest paid on the Prepetition Lender Debt after the commencement of the Cases is later reallocated to principal of the Prepetition Lender Debt. Permitted 506(c) Charges shall be limited to an amount equal to, for each day during which any principal of the Loans were outstanding, the amount of interest paid or accrued on the principal of the Loans. However, if on that day the principal of the Loans exceeded the sum of any payments of interest on the Prepetition Lender Debt made after the commencement of the Cases and before that day and so later reallocated, any interest on the excess for that day shall be excluded from the computation of Permitted 506(c) Charges."

         (g) inserting at the end of the definition of "Permitted Prior Liens" the words "as Permitted Prior Liens" and then adding the following new sentence at the end of the definition of "Permitted Prior Liens":

         "The term includes a Lien on proceeds or products of, or accessions to, assets subject to a Permitted Prior Lien and arising or created after the Filing Date to the extent that (a) such Lien in the proceeds, products or accessions would have been valid, perfected and not subject to avoidance if the proceeds, products or accessions had arisen or been created immediately prior to the commencement of the Cases and (b) such Lien in the proceeds, products or accessions would be entitled, under applicable non-bankruptcy law, to priority over any Lien in the proceeds, products or accessions securing the Prepetition Debt."

         (h) replacing the word "such" in the first sentence of the definition of "Reserves" with the words "the sum of $2,000,000 PLUS such other"; and

         (i) replacing the definition of "Total Commitment" with the following new definition of "Total Commitment":

                  "TOTAL COMMITMENT. An aggregate outstanding amount not to exceed:

                           (i) except as otherwise provided in clauses (ii) and
                  (iii) below, the sum of $20,000,000;

                           (ii) on and after (A) the entry of the Final Order,
                  (B) the implementation of the cash management arrangements set forth in ss.10.13, (C) the satisfaction of any condition that has been deferred and waived in the discretion of the Administrative Agent pursuant to the last paragraph of ss.13, and (D) the execution and delivery by the Borrowers of new Notes to the Banks in an aggregate face amount of $30,000,000, the sum of $30,000,000; and
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                                      -4-


                  (iii) on and after (A) the satisfaction of the conditions set forth in clause (ii) of this definition of "Total Commitment", (B) the earlier of (1) the delivery of the Borrowers' business plan addressing the restructuring of the Borrowers' business operations and written notice from the Agents to the Parent that such business plan is acceptable to the Agents in their sole discretion, and (2) the hiring of a permanent president and chief executive officer as set forth in ss.10.18 and the commencement by such person of his or her duties, and
         (C) the execution and delivery by the Borrowers of new Notes to the Banks in an aggregate face amount of $55,000,000, the sum of $55,000,000.

         If the Commitments are terminated pursuant to the provisions of this Credit Agreement, the Total Commitment shall be zero."

         2. AMENDMENT TO SS.8.1 OF THE CREDIT AGREEMENT. Section 8.1 of the Credit Agreement is hereby amended by deleting the last paragraph thereof and replacing it with the following paragraph:

         "Such Superpriority Claim shall not include Avoidance Actions but shall be subject to the Carve Out. Such Lien shall not extend to Avoidance Actions and shall be subject to the Carve Out, but otherwise such Lien shall be senior in priority to the adequate protection Liens securing the Prepetition Lender Debt and all other Liens other than Permitted Prior Liens. The Liens securing the Obligations shall not be subject to
         Section 551 of the Bankruptcy Code, unless the transfer avoided was to or for the benefit of the Prepetition Agents and the Prepetition Lenders."

         3. AMENDMENT TO SS.9.22 OF THE CREDIT AGREEMENT. Section 9.22 of the Credit Agreement is hereby amended by deleting the text ", other than those Subsidiaries listed on SCHEDULE 9.22 hereto," therein.

         4. AMENDMENT TO SS.10.4 OF THE CREDIT AGREEMENT. Section 10.4 of the Credit Agreement is hereby amended by inserting the text ", including accounts payable to lessors of goods and holders of Prior Permitted Liens on account of dispositions of goods or collateral" immediately prior to the semicolon (";") in ss.10.4(f).

         5. AMENDMENT TO SS.10.18 OF THE CREDIT AGREEMENT. Section 10.18 of the Credit Agreement is hereby amended by:

                  (a) deleting the current ss.10.18(a) and relettering the current ss.10.18(b) as ss.10.18(a);

                  (b) inserting in proper alphabetical order the following new ss.ss.10.18(b) and (c):


                  "(b) The Borrowers shall (i) select the executive search firm referred to in ss.10.18(a) not later than March 8, 2002, (ii) obtain approval from the Bankruptcy Court for the engagement of such search firm by no later than April 2, 2002, and (iii) select the permanent president and chief executive officer not later than June 1, 2002.

                  (c) The requirement that the Borrowers engage and obtain Bankruptcy Court approval for the engagement of an executive search firm, and the requirement that the permanent president and chief executive officer be selected by no later than June 1, 2002, may each be waived by the Agents in their sole discretion, but any such waiver shall not affect the other requirements of this ss.10.18."

         6. AMENDMENT TO SS.11.2 OF THE CREDIT AGREEMENT. Section 11.2 of the Credit Agreement is hereby amended by deleting the word "and" at the end of ss.11.2(h) and inserting the following new ss.11.2(i) in proper alphabetical order:

                  "(i) adequate protection Liens in favor of holders of Prior Permitted Liens, ratable with the adequate protection Liens lien in favor of Prepetition Administrative Agent for the benefit of the Prepetition Lenders, to the extent permitted by the Final Order; and"

         7. AMENDMENT TO SS.11.14 OF THE CREDIT AGREEMENT. Section 11.14 of the Credit Agreement is hereby amended by inserting at the end of ss.11.14(ii), immediately before the semi-colon therein, the text "and Permitted 506(c) Charges."

         8. AMENDMENT TO SS.11.15 OF THE CREDIT AGREEMENT. Section 11.15 of the Credit Agreement is hereby amended by:

         (a) deleting the word "or" at the end of ss.11.15(d), relettering the current ss.11.15(e) as ss.11.15(h) and by inserting in proper alphabetical order the following new ss.ss.11.15(e), (f) and (g):

                  "(e) payments required to be made pursuant to an order of the Bankruptcy Court in the Cases for adequate protection pursuant to the Bankruptcy Code on account of Permitted Prior Liens or on account of other Liens primed pursuant to the Orders by the Liens securing the Obligations,

                  (f) as permitted by paragraph 4 of the Final Order,

                  (g) cure payments on any unexpired leases of real property, and on other executory contracts, assumed by any of the Borrowers pursuant to an order of the Bankruptcy Court in the Cases, or".

         (b) inserting the words "employee related" immediately prior to the word "payments" in the new ss.11.15(h).

         9. AMENDMENT TO SS.13 OF THE CREDIT AGREEMENT. Section 13 of the Credit Agreement is hereby amended by deleting the initial paragraph of ss.13 and by replacing it with the following paragraph:

                  "The obligations of the Banks to make the initial Loans or to issue, extend or renew any Letters of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to March 15, 2002:".

         10. AMENDMENT TO SS.15.1 OF THE CREDIT AGREEMENT. Section 15.1 of the Credit Agreement is hereby amended by:

         (a) deleting the date "January 31, 2002" in ss.15.1(k) therein and replacing it with the date "March 5, 2002";

         (b) deleting clause (ii) in ss.15.1(o) therein and replacing it with the following new clause (ii):

                  "(ii) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, other than Permitted 506(c) Charges, to cut off rights in the Collateral under Section 552(b) of the Bankruptcy Code,".

         (c) deleting the date "February 28, 2002" in ss.15.1(q)(i) therein and replacing it with the date "March 31, 2002";

         (d) inserting the text "or, if such date is extended by the Agents in writing, by April 30, 2002," immediately following the text "March 31, 2002," in ss.15.1(q)(ii); and

         (e) deleting the word "or" at the end of ss.15.1(r), inserting the word "or" at the end of ss.15.1(s) and by inserting in proper alphabetical order the following new ss.15.1(t):

                  "(t) the permanent president and chief executive officer appointed pursuant to ss.10.18 shall cease to serve for any reason, unless, within thirty (30) days following the date on which such person ceases to serve, a new permanent president and chief executive officer has been appointed and is serving who is reasonably acceptable to the Agents;".

         11. AMENDMENT TO SS.15.3 OF THE CREDIT AGREEMENT. Section 15.3 of the Credit Agreement is hereby amended by:

         (a) deleting the first sentence therein and replacing it with the following sentence:

         "Upon the occurrence of an Event of Default, the Administrative Agent shall provide the Borrowers, the holder of any Lien, or the lessor of any goods, which has served upon the Administrative Agent a request that the holder receive such notice, the United States Trustee and the Creditors' Committee with five Business Days prior notice to the exercise of remedies under this section and under the Security Documents, which such notice will specify the Event of Default and the basis therefor and will be given by the Administrative Agent via facsimile to counsel to the Borrowers, the holder of any Lien or lessor which has provided its facsimile number to the Administrative Agent in the request described above, the United States Trustee and counsel to the Creditors' Committee."

         (b) inserting the following new paragraph immediately following the second paragraph of ss.15.3:

                  "The rights and remedies of the Administrative Agent under this ss.15.3 as to any Collateral shall be subject the rights of any other holder of a Lien in such Collateral to the extent that the Lien of such other holder is entitled to priority over the Lien of the Administrative Agent in such Collateral. The rights of such other holder are those provided by the Orders and by applicable non-bankruptcy law."

         12. AMENDMENT TO EXHIBIT E OF THE CREDIT AGREEMENT. Exhibit E of the Credit Agreement is hereby amended by (a) inserting the text "(no less than $2,000,000)" at the end of line number 4 of Exhibit E, and (b) inserting the words "MINUS the Commitment Reserve" immediately after the words "current Total Commitment" in line number 7 of Exhibit E.

         13. AMENDMENT TO SS.2 OF THE SECURITY AGREEMENT. Section 2(a) of the Security Agreement is hereby amended by deleting the final sentence therein and replacing it with the following sentence:

         "The foregoing grant of security interest shall not extend to Avoidance Actions."

         14. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrowers, the Agents and the Banks.

         15. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Banks as follows:

                  5.1. The representations and warranties of such Borrower contained in the Credit Agreement, as amended hereby, the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true when made and, as amended hereby, continue to be true on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, the other Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties related solely and expressly to an earlier date);

                  5.2. The execution, delivery, and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower; (ii) have been duly authorized by all necessary corporate proceedings on the part of such Borrower; (iii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity; (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule, or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license, or permit applicable to such Borrower; (v) do not conflict with any provision of the corporate charter or bylaws of such Borrower; and (vi) do not conflict with any provision of any agreement or other instrument binding upon such Borrower in a manner which is reasonably likely to have a material adverse effect on the Borrowers taken as a whole; and

                  5.3. This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby constitute the legal, valid, and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, provided that:
         (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

         16. RATIFICATION. Each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement, as amended hereby, and the other Loan Documents, as amended hereby, to which such Borrower is a party; each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Documents, as amended hereby, in all of the existing and after-acquired or arising goods, accounts, chattel paper, investment property, documents, instruments, commercial tort claims, deposit accounts, letter-of-credit rights, general intangibles and other personal property assets in which any of the Borrower has ownership or other rights, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed or filed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent. To the extent that it has not already done so, each Borrower hereby waives all suretyship defenses of whatsoever nature, whether arising out of either Agent's or any Bank's dealings with any other Borrower in respect of the Credit Agreement, any other Loan Document or otherwise.

         17. EXECUTION IN COUNTERPARTS; DELIVERY BY FACSIMILE. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date set forth above.

THE BORROWERS:

NATIONSRENT, INC.
NRGP, INC.
NATIONSRENT USA, INC.
NATIONSRENT WEST, INC.
NATIONSRENT TRANSPORTATION SERVICES, INC.
NR DELAWARE, INC.
LOGAN EQUIPMENT CORP.
NR DEALER, INC.
NR FRANCHISE COMPANY
BDK EQUIPMENT COMPANY, INC., each as a
debtor and a debtor in possession


By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------



NATIONSRENT OF TEXAS, LP
NATIONSRENT OF INDIANA, LP, each as a
debtor and a debtor in possession

By:   NRGP, Inc., its general partner



By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------

THE BANKS:

FLEET NATIONAL BANK,
individually and as Administrative Agent

By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------



FIRST UNION NATIONAL BANK, individually and as Syndication Agent

By:
         --------------------------------------------
Name:
         --------------------------------------------
Title:
         --------------------------------------------

                         CERTIFICATE OF ACKNOWLEDGMENT

STATE OF DELAWARE       )
                        ) ss.
COUNTY OF               )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of February, 2002, personally appeared ____________________________ to me known personally, and who, being by me duly sworn, deposes and says that s/he is the _______________________________
____________ of each of NATIONSRENT, INC., NRGP, INC., NATIONSRENT WEST, INC., LOGAN EQUIPMENT CORP., NATIONSRENT TRANSPORTATION SERVICES, INC., NR DELAWARE, INC., NATIONSRENT USA, INC., NR DEALER, INC., NR FRANCHISE COMPANY and BDK EQUIPMENT COMPANY, INC. and that said instrument was signed on behalf of each of said entities by authority of its Board of Directors, and said ________________ ____________________ acknowledged said instrument to be the free act and deed of each of said entities.



                                       -----------------------------------------
                                       Notary Public
                                       My commission expires:

STATE OF DELAWARE      )
                       ) ss.
COUNTY OF              )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this _______ day of February, 2002, personally appeared __________ _______________________ to me known personally and who, being by me duly sworn, deposes and says that s/he is the ___________________________ of NRGP, Inc., the sole general partner of NATIONSRENT OF TEXAS, LP and NATIONSRENT OF INDIANA, LP and that said instrument was signed on behalf of each of said entities and said _____________________ acknowledged said instrument to be the free act and deed of each of said entities.





                                       -----------------------------------------
                                       Notary Public
                                       My commission expires: